                                                                    EXHIBIT 99.1

                       TESORO PRICES COMMON STOCK OFFERING

         SAN ANTONIO--(BUSINESS WIRE)--March 1, 2002--Tesoro Petroleum Corporation (NYSE:TSO) announced today that it entered into an agreement to sell 20 million shares of common stock at $11.25 per share, for $225 million in gross proceeds. The shares sold by the company are expected to raise net proceeds of approximately $214 million after underwriting discounts and commissions. The offering is expected to close on March 6, 2002. The underwriters have the option to purchase up to an additional 3 million shares within 30 days. If this option is exercised, the total net proceeds to the company will be approximately $246 million.

         The company plans to use the proceeds from this offering to partially fund the previously announced acquisition of the Golden Eagle refinery and network of 70 retail outlets from Valero Energy Corporation.

         This offering increases the company's outstanding shares by approximately 50 percent to over 61 million shares outstanding.

         Lehman Brothers Inc. served as the lead manager and Goldman, Sachs & Co. and Friedman, Billings, Ramsey & Co., Inc. served as the co-managers for the offering.

         Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products and provider of marine logistics services. Tesoro operates five refineries in the western U.S. with a combined capacity of 390,000 barrels per day. Tesoro's growing retail marketing system includes more than 675 branded retail stations, of which approximately 200 are company owned and operated under the Tesoro(TM) and Mirastar(TM) brands.

         This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with and has been declared effective by the Securities and Exchange Commission. A copy of the final prospectus relating to the offering may be obtained by contacting either John Robertson, Director Investor Relations, at 210/283-2687 or Tara Ford, Director Public Relations, at 210/283-2676.

This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain the company's plans to use the proceeds from the common stock offering to fund the previously announced acquisition of the Golden Eagle refinery and network of 70 retail outlets from Valero Energy Corporation. For information concerning risks associated with the closing of the Golden Eagle refinery, see the company's reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended 2001. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which the Company becomes aware of, after the date hereof.

Contact:
     Tesoro Petroleum Corporation, San Antonio
     Investor Relations:
     John Robertson, 210/283-2687
     or
     Public Relations:
     Tara Ford, 210/283-2676

               TESORO COMMON STOCK OVER-ALLOTMENT OPTION EXERCISED

         SAN ANTONIO--(BUSINESS WIRE)--March 1, 2002--Tesoro Petroleum Corporation (NYSE:TSO) announced that the underwriters of the company's
20 million share offering announced earlier today have exercised the full amount of their option to purchase an additional 3 million shares.

         The exercise of the over-allotment will increase the company's outstanding shares to over 64 million shares. Total net proceeds from the offering of 23 million shares are approximately $246 million. The offering is expected to close on March 6, 2002.

         The company plans to use the proceeds from this offering to partially fund the previously announced acquisition of the Golden Eagle refinery and network of 70 retail outlets from Valero Energy Corporation.

         Lehman Brothers Inc. served as the lead manager and Goldman, Sachs & Co. and Friedman, Billings, Ramsey & Co. Inc. served as the co-managers for the offering.

         Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products and provider of marine logistics services. Tesoro operates five refineries in the western United States with a combined capacity of 390,000 barrels per day. Tesoro's growing retail marketing system includes more than 675 branded retail stations, of which approximately 200 are company owned and operated under the Tesoro(tm) and Mirastar(tm) brands.

         This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with and has been declared effective by the Securities and Exchange Commission. A copy of the final prospectus relating to the offering may be obtained by contacting either John Robertson, director investor relations, at 210/283-2687, or Tara Ford, director public relations, at 210/283-2676.

         This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain the company's plans to use the proceeds from the common stock offering to fund the previously announced acquisition of the Golden Eagle refinery and network of 70 retail outlets from Valero Energy Corporation. For information concerning risks associated with the closing of the Golden Eagle refinery, see the company's reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended 2001. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which the Company becomes aware of, after the date hereof.

Contact:
     Tesoro Petroleum Corporation, San Antonio
     Investor Relations:
     John Robertson, 210/283-2687
     or
     Public Relations:
     Tara Ford, 210/283-2676